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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of Federal Data Corporation on Form S-4 of our report on our audits of the financial statements of NYMA, Inc., dated March 21, 1997 (May 2, 1997 as to Note 9), appearing in the Prospectus which is part of the Registration Statement. We also consent to the reference to our firm under the heading "Experts."

Deloitte & Touche LLP
Washington, D.C.
September 25, 1997